UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
  Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 15, 2019

LIBERTY EXPEDIA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37938	81-1838757

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.
Englewood, Colorado 80112
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b‑2 of this chapter). Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 8.01. Other Events.

On April 15, 2019, Liberty Expedia Holdings, Inc. (the “Company” or “LEXPE”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Expedia Group, Inc. (“Parent”), LEMS I LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“Merger LLC”), and LEMS II Inc., a Delaware corporation and a wholly owned subsidiary of Merger LLC (“Merger Sub”). The Merger Agreement provides for, among other things and subject to the satisfaction or waiver of certain specified conditions set forth therein, (i) the merger of Merger Sub with and into LEXPE (the “Merger”), with LEXPE surviving the Merger as a wholly owned subsidiary of Merger LLC, and (ii) immediately following the Merger, the merger of LEXPE (as the surviving corporation in the Merger) with and into Merger LLC (the “Upstream Merger”), with Merger LLC surviving the Upstream Merger as a wholly owned subsidiary of Parent.

On April 16, 2019, the Company filed a Current Report on Form 8-K (the “Original Form 8-K”) with the Securities and Exchange Commission disclosing, among other things, the execution of the Merger Agreement and the termination of the Proxy Swap Arrangements (as defined in the Original Form 8-K), which resulted in LEXPE no longer controlling a majority of the voting interest in Parent and the Company’s deconsolidation of Parent as of April 15, 2019. This Current Report on Form 8-K/A amends Item 9.01 of the Original Form 8-K to provide the pro forma financial information required by Item 9.01(b) of Form 8-K that was not previously filed with the Original Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The information required to be filed pursuant to Items 2.01 and 9.01 pursuant to Article 11 of Regulation S-X is filed herewith as Exhibit 99.2.

(d)  Exhibits

Exhibit No.	Name
99.2	Unaudited Pro Forma Consolidated Financial Statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 17, 2019

LIBERTY EXPEDIA HOLDINGS, INC.

By:	/s/ Wade Haufschild
Name:	Wade Haufschild
Title:	Chief Financial Officer